Exhibit 99

PROXY

RANCHO BERNARDO COMMUNITY BANK

SPECIAL MEETING OF SHAREHOLDERS

                    , 2005

The undersigned shareholder of Rancho Bernardo Community Bank (the “Bank”) hereby nominates, constitutes and appoints Alan L. Douglas, John D. Gonnerman, and Alan Ritchie, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Bank to be held at                                                                      ,                             ,             , California 92    , on                     ,                     , 2005, at     :00 p.m., and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Agreement to Merge and Plan of Reorganization. To approve the principal terms of the Agreement to Merge and Plan of Reorganization dated as of the April 21, 2005, providing for the merger of the Bank with and into Community National Bank, a wholly-owned subsidiary of Community Bancorp, Inc. (the “Merger”), as described in the Proxy Statement-Prospectus dated , 2005 and the Agreement to Merge and Plan of Reorganization attached thereto as Appendix A:

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	Adjournments. To approve an adjournment or adjournments of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

PLEASE SIGN AND DATE THE OTHER SIDE

IMPORTANT - PLEASE SIGN AND DATE BELOW

The Board of Directors recommends a vote of “FOR” on Proposals 1 and 2. The Proxy confers authority to be voted in accordance with the recommendations of the Bank’s Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instruction. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BANK’S BOARD OF DIRECTORS.

(Number of Shares)	Dated: , 2005

(Please Print Your Name)	(Signature of Shareholder)

(Please Print Your Name)	(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

I DO [ ]	I DO NOT [ ] expect to attend the Special Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BANK’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANK AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.